                                                                   EXHIBIT 10.22

                    INTERNET FULFILLMENT SERVICES AGREEMENT

     This Internet Fulfillment Services Agreement ("Agreement") is made as of September 16, 1999 by and between Bergen Brunswig Drug Company, a California corporation ("BBDC"), and ePills, Inc., a Delaware corporation] ("ISP").

                                    RECITALS

     A. ISP is an Internet service provider and has created a marketing and sales program designed to supply pharmaceutical products and related services to individuals utilizing an Internet web site;

     B. BBDC is a national distributor of, among other things, products in the categories of over-the-counter pharmaceutical products, nutritional, health and beauty care products and home health care products, described on Schedule 1.1 to the Terms and Conditions attached as Exhibit 1 (collectively, the "Products");

     C. ISP wishes to contract with a fulfillment service provider to ship the Products and provide related services to ISP's customers in the United States;

     D. BBDC wishes to provide the services described in this Agreement to ISP;

     E. Under no circumstances shall the Products include any prescription pharmaceutical products; and

     F. The parties wish to enter into this Agreement in order to set forth their obligations to each other.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

     1.   TERMS AND CONDITIONS.

     BBDC and ISP incorporate herein by reference the Terms and Conditions in the form of Exhibit 1 (the "Terms and Conditions"). Capitalized terms used herein without definition shall have the meanings set forth in the Terms and Conditions.

     2.   TERM.

     Subject to Sections 9 and 10 of the Terms and Conditions, the Term of this Agreement shall be five (5) years from the date of this Agreement.

     3.   MINIMUM ORDERS.

     Following the initial six (6) months of operation, ISP shall submit Orders for at least [*] in invoiced Products each month of the Term [*].

CERTAIN INFORMATION ON THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

     4.   FEES.

     In addition to payment for Products, ISP shall pay BBDC the following service fees.

     4.1 Monthly Service Fee. A Monthly Service Fee ("Monthly Service Fee") in the amount of [*] will be assessed on the last business day of each calendar month.

     4.2 Per Order Cost & Fulfillment Charge. A "Pick and Pack Handling Charge" of [*] will be assessed in addition to the amounts set forth below (but not less than [*] per Order).

             Category                                    *Cost of goods
       -----------------------------------------------------------------------
             Traditional OTC and HBC                     [*]
       -----------------------------------------------------------------------
             Nutritionals and natural remedies           [*]
       -----------------------------------------------------------------------
             Fragrances                                  [*]
       -----------------------------------------------------------------------
             Cosmetics                                   [*]
       -----------------------------------------------------------------------
             Home healthcare                             [*]
       -----------------------------------------------------------------------
             Private label                               [*]
       -----------------------------------------------------------------------
             Bulk/case goods                             [*]
       -----------------------------------------------------------------------

     *Cost is defined as that cost incurred by BBDC, represented on the manufacturers' current wholesale price list, adjusted to reflect all applicable discounts including free goods, promotional allowances and special manufacturers pricing. Cash discounts, rebates and any sales, use, business and occupational taxes levied and/or paid by BBDC are excluded from the definition of "Cost".

     4.3 Consumer Image and Ingredient Database License Fee. ISP will be invoiced a licensing fee of [*] at commencement of this Agreement and, on each anniversary thereof during the Term, BBDC will invoice ISP a record maintenance fee of [*] per record in the database as of such anniversary.

     4.4 Niche Products Storage Fee. At ISP's reasonable request, BBDC will provide storage space for additional items not generally stocked by BBDC ("Niche Products"), subject to available suitable warehouse space. ISP will procure Niche Products and maintain ownership of Niche Products. Each Niche Product will be subject to BBDC's standard Product set-up fee to enter it in BBDC's order and inventory systems. Storage space will be [*] per standard pallet (or portion thereof), payable per calendar quarter in advance,

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

plus any special handling or storage charges (e.g., security, refrigeration, insurance, etc.) reasonably determined by BBDC on a case-by-case basis, adjusted to reflect BBDC's experience. Niche Products are subject to a [*] (in lieu of the [*]) in addition to the normal per-Order charge pursuant to Section 3.1. Niche Products [*] under Section 4.8.

     4.5  Early Termination Fee.  In addition to the provisions of Section 10 of
          ---------------------
the Terms and Conditions, ISP may terminate this Agreement during the first three (3) years of the Term without cause effective upon sixty (60) days' prior written notice to BBDC and payment of an early termination fee with such notice in the amount set forth below:

          [*] if notice is sent during the first year of the Term.

          [*] if notice is sent during the second year  of the Term.

          [*] if notice is sent during the third year of the Term.

          [*] if notice is sent during the fourth year of the Term.

          [*] if notice is sent during the fifth year of the Term.

     4.6  Volume Rebate.  Bergen Brunswig will rebate ISP on a quarterly basis
          -------------
awccording to the following schedule:

-------------------------------------------------------------------------------
            Average Monthly Volume                     Quarterly Rebate**
            [Total Net Purchases*]
-------------------------------------------------------------------------------
                   [*]                                        [*]
-------------------------------------------------------------------------------
                   [*]                                        [*]
-------------------------------------------------------------------------------
                   [*]                                        [*]
-------------------------------------------------------------------------------
                   [*]                                        [*]
-------------------------------------------------------------------------------
                   [*]                                        [*]
-------------------------------------------------------------------------------

     * Total net purchases include all monthly purchases from all categories, less any applicable credits and returns.
     ** Rebate is retroactive to dollar one.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

5.   SERVICE LEVELS.

     During the first sixty (60) days following the date BBDC begins shipping BBDC Products under this Agreement ("Start-up Period"), BBDC shall be required to comply with the "Start-Up Service Levels" shown on Exhibit 2 ("Start-Up
                                                       ---------
Service Levels"). After the Start-Up Period, BBDC shall be required to comply with the "Service Levels" set forth in Exhibit 2 ("Service Levels"). Each of
                                       ---------
the Service Levels and Start-Up Service Levels shall be deemed a material term of this Agreement, and BBDC's failure to comply with the Service Levels or the Start-Up Service Levels shall entitle ISP to terminate this Agreement pursuant to Section 10.1.3 of the Terms and Conditions.

6.   HOURS OF OPERATION.

     BBDC's Internet fulfillment center currently operates from Sunday afternoon to Thursday evening. Receiving, stocking and office personnel operate Monday to Friday, normal business hours. BBDC and ISP agree to explore additional hours of operation as required to meet service levels. If ePills' volume is not sufficient to justify additional hours, [*] the additional costs for such additional hours to meet its requirements.

7.   NOTICES.

     Subject to Section 17.18 of the Terms and Conditions, notices to ISP under this Agreement shall be sent to:

          ePills, Inc.
          5900 Hollis, Suite #O
          Emeryville, California 94608

8.   EXHIBITS.

     Set forth below is a list of all exhibits to this Agreement which are incorporated by this reference.

     Exhibit Number          Exhibit Name
     --------------          ------------

          1                  Terms and Conditions
          2                  Service Levels

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

     IN WITNESS WHEREOF, the parties have executed this Internet Fulfillment Services Agreement as of the date first written above.

                                        ISP:
                                        ePills, Inc.

                                        By: /s/ Timothy Seng
                                            __________________________________
                                        Name: Timothy Seng
                                              ________________________________
                                        Title: Treasurer
                                               _______________________________
                                        BBDC:
                                        Bergen Brunswig Drug Company

                                        By: /s/ Chuck Prieve
                                            __________________________________
                                        Name: Chuck Prieve
                                              ________________________________
                                        Title: VP eCommerce Sales & Marketing
                                               _______________________________

                                   EXHIBIT 1
                                       TO
                    INTERNET FULFILLMENT SERVICES AGREEMENT

                              TERMS AND CONDITIONS

1.   PRODUCTS AND TERRITORY.

     1.1  Products.  A list of the categories of the Products ("Product
          --------
Categories") is set forth in Schedule 1.1.  BBDC shall provide ISP a list of
                             ------------
specific products (the "Products") and related information ("Item Catalog Information" [EDI 832 Transaction Set]) from time to time. BBDC may add or delete available Products upon two (2) days' notice to ISP; provided, however, ISP may elect not to offer added Products.

     1.2  Niche Products.  BBDC may elect to store and ship additional products
          --------------
requested by ISP, including private label products and other products that BBDC does not otherwise carry, upon due execution and delivery by ISP and BBDC of a Niche Products Agreement in the form of Schedule 1.2.
                                        ------------

     1.3  Territory.  BBDC shall provide fulfillment services for the Products
          ---------
in the Unites States of America and its territories and possessions and each other territory listed on Schedule 1.3 (the "Territory"). In no event shall
                          ------------
BBDC provide or ship Products to ISP's consumers outside the Territory.

     1.4  Exclusivity.  ISP and its affiliates shall utilize BBDC and its
          -----------
affiliates exclusively for fulfillment of the Products to ISP consumers within the Territory. ISP acknowledges that pricing it receives pursuant to this Agreement is based on ISP purchasing pursuant to an exclusive relationship with BBDC. ISP acknowledges and agrees that BBDC shall provide the Products to ISP's consumers on a non-exclusive basis. ISP acknowledges BBDC and its affiliates are developing web sites for current and future consumers of BBDC and its affiliates obtained through its independent efforts. In addition, BBDC and its affiliates have, and will continue to have, discussions with other companies that seek to use Product fulfillment services.

     1.5  Right of First Refusal.  ISP hereby grants to BBDC and its affiliates
          ----------------------
the right of first refusal to provide fulfillment services to ISP for all territories in addition to the Territory and for all product lines of a type typically carried in a retail pharmacy in addition to the Products. When ISP intends to sell such additional products or products in additional territories, ISP shall first deliver to BBDC written notice of the proposed terms (the "Notice"). BBDC shall have thirty (30) days from receipt of the Notice to notify ISP of its desire to enter into an amendment to this Agreement with ISP for such territory or products upon terms no less favorable to ISP than the terms set forth in the Notice. If BBDC has not notified ISP of its desire to enter into such amendment as of the expiration of such thirty (30) day period and entered into an amendment to this Agreement with ISP with respect to such territory and products within ninety (90) days of receipt of the Notice, ISP may enter into an agreement with a third party for such territory and products on terms and conditions no less favorable to ISP than those set forth in the Notice.

2.   ORDERS; SHIPPING; RETURNS.

     2.1  Operations Manual.  BBDC and ISP incorporate herein by reference the
          -----------------
Operations Manual in the form of Schedule 2.1 (the "Operations Manual").
                                 ------------

     2.2  Orders.  Orders for Products shall be initially placed by ISP's
          ------
consumers using ISP's Internet web site. ISP shall forward all orders for Products to BBDC by electronic data interchange ("EDI") pursuant to Section 3.8 initially once daily and, thereafter, at least four (4) times per day ("Orders"). Orders shall set forth a description of the Products, SKU designations, quantities, requested method of delivery, the designated delivery locations and other required information as agreed upon by the parties from time to time.

     2.3  Inventory.  BBDC shall maintain sufficient inventory of the Products
          ---------
in an effort to facilitate the delivery of all Orders for the Products.

     2.4  Shipping.  BBDC shall cause all lawful orders to be shipped in
          --------
accordance with the Operations Manual. Shipping guidelines may change due to legal and product shipping requirements. Certain Products may be subject to special shipping and handling fees. Title to, and risk of loss of, all Products shall pass from BBDC to ISP immediately prior to BBDC's delivery of the Products to the shipper for delivery to ISP's consumer. BBDC shall invoice ISP weekly for all shipping charges. ISP shall pay all shipping invoices within seven (7) days of receipt. BBDC shall use commercially reasonable efforts to ensure that ISP receives any volume discount normally given BBDC by its shipper. BBDC shall use commercially reasonable efforts to ensure that all Orders for Products received before the daily "cut-off time" shall be shipped by the corresponding shipping time for such day. Out-of-stock or back-ordered Products shall be shipped promptly after BBDC's receipt of such Products from the manufacturer or other supplier. BBDC shall not process any of the following shipments of Products: (i) international shipments, (ii) COD shipments, (iii) shipments requiring a declared value, (iv) shipments to freight forwarding agents, (v) shipments of hazardous materials or other products requiring specialized shipping not generally provided by BBDC, and (vi) Drug Enforcement Administration ("DEA")
Schedule II controlled substances.

     2.5  Labels.  Unless modified by Exhibit 2, if any, ISP shall provide BBDC
          ------                      ---------
standard packaging labels and invoice forms bearing ISP's, and not BBDC's, name, logo and telephone number for BBDC's use in shipping the Products.

     2.6  Returns.  BBDC and ISP incorporate herein by reference the Returned
          -------
Goods Policy in the form of Schedule 2.6.
                            ------------

3.   PRICING; PAYMENT.

     3.1  Pricing and Fees.  BBDC shall provide the Products to ISP's consumers
          ----------------
on a net-billed or cost-plus basis, plus adjustable fees for fulfillment, shipping (if not billed directly to ISP), handling, packing of collateral items and other services, each on a per-order basis. The parties acknowledge and agree that pricing for the Products set forth on Schedule 1.1 have been set in
                                           ------------
advance, are consistent with fair market value in an arms-length transaction, and have not been determined in a manner that takes into account the volume or value of any referrals or business otherwise generated between the parties.

     3.2  Price Adjustments.  BBDC may change the pricing or fulfillment fees of
          -----------------
any Product at any time; provided, however, any such change will not be effective with respect to Products ordered by ISP's consumers within twenty-four
(24) hours of BBDC's electronic notice to ISP; provided, however, that the pricing offered for Products shall be as low or lower than pricing BBDC offers for such Products to any third party Internet service provider with similar purchase volume and under contracts with similar terms.

     3.3  Rebates.  As additional consideration under this Agreement, ISP hereby
          -------
assigns to BBDC all ancillary benefits extended by any manufacturer or supplier of the Products to the distributor, purchaser or user of the Products, including cash or other rebates based upon purchase volume or other criteria, sales promotions, allowances, free goods, and the like, other than discounts and rebates intended by the manufacturer or supplier to be passed on to retailers or consumers.

     3.4  Taxes.  ISP shall obtain and maintain a resale tax certificate in
          -----
Kentucky and each other jurisdiction in which BBDC delivers Products to ISP's shipper. ISP shall collect and remit all applicable sales taxes and other taxes on the sale or provision of Products to ISP's consumers.

     3.5  Timing of Payment.  BBDC shall submit invoices for the Products to ISP
          -----------------
on a per-order basis for each order received from ISP's consumer. Unless modified by Exhibit 2, if any, ISP shall pay such invoices within twenty-four
            ---------
(24) hours of receipt of funds but in no event later than three (3) business days after BBDC delivers Products to ISP's shipper for delivery to ISP's consumer. Funds shall be transferred to BBDC on a daily basis (weekends and banking holidays excluded). ISP's obligation to pay for all purchases invoiced shall be absolute and unconditional and shall not be subject to any abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever, and such payments shall be and continue to be payable in all events.

     3.6  Late Payment.  If payment is not received as described in Section 3.5,
          ------------
a late payment penalty of the lower of one-and-one-half percent (1 1/2%) per month or part thereof or the maximum rate permitted by law shall be assessed on the outstanding balance, commencing from the first (1st) business day after such due date. The right of BBDC to assess penalties for ISP's payment delays shall not relieve ISP of its obligation to make prompt payment in accordance with this
Section 3.

     3.7  Financial Reconciliation.  BBDC and ISP incorporate herein by
          ------------------------
reference the Financial Reconciliation Process in the form of Schedule 3.7 (the
                                                              ------------
"Financial Reconciliation Process").

     3.8  EDI/EFT.  BBDC and ISP incorporate herein by reference the EDI/EFT
          -------
Agreement in the form of Schedule 3.8. All Orders, ISP sales reports, BBDC
                         ------------
invoices and remittance detail information shall be transmitted by EDI. All funds shall be transferred between the parties by electronic funds transfers ("EFT"). All data files transmitted over the public internet shall be encrypted in adherence with EDIINT standards.

4.   ISP'S COVENANTS.

     4.1  Web Site. ISP shall, at its cost, develop, produce, implement and
          --------
test its web site and supporting electronic commerce enabling software, as well as provide technical support, including developing and procuring credit card processing and encryption software, subject, however, to the reasonable approval of BBDC in relation to its fulfillment responsibilities hereunder. In addition, ISP shall, at its cost, develop and procure all software interfaces or programs necessary to enable ISP to connect with BBDC's systems and operations facilities. All software and hardware developed or purchased by ISP to support BBDC hereunder shall remain the property of ISP. Each screen accessible to consumers on ISP's web site shall clearly identify ISP. Unless modified by
Exhibit 2, if any, no content on ISP's web site shall directly or indirectly (a)
---------
identify BBDC or (b) lead any consumer or potential consumer to believe that ISP or its web site is affiliated with a Product manufacturer or supplier.

     4.2  Marketing.  ISP shall, at its cost, market ISP's program on the
          ---------
Internet, including ISP's Internet web site. BBDC acknowledges that ISP has sole authority and control over each stage of marketing for its program; provided however, if ISP is prohibited by law from performing any contemplated marketing activities, BBDC may perform such functions at ISP's expense to the extent BBDC may lawfully do so.

     4.3  Consumer Enrollment.  ISP shall have sole responsibility for enrolling
          -------------------
consumers in ISP's program.

     4.4  Records.  ISP shall retain all documentation required by federal and
          -------
state statutes and regulations.

     4.5  License Revocation.  ISP shall inform BBDC in writing within three (3)
          ------------------
business days after receiving notice of any action or proceeding from any federal, state, or local agency to restrict, suspend, or revoke any of ISP's required licenses, permits or registrations or any other approval required to supply the services described in this Agreement.

     4.6  Compliance with Law.  ISP shall perform all of its duties under this
          -------------------
Agreement in full compliance with all applicable state, federal, and local laws and regulations.

     4.7  Adequate Space and Personnel.  ISP represents and warrants that it
          ----------------------------
has, and agrees that it shall continue to maintain or enlarge, as appropriate, such space, equipment, resources, and personnel at its sole cost and expense necessary to promote its web site and perform under this Agreement.

     4.8  Prohibition Against Publication of Certain Materials.  ISP shall not
          ----------------------------------------------------
knowingly or unknowingly incorporate in ISP's web site any of the following material (including pictures, links, or any other content, whether visible or invisible with a web browser):

          4.8.1 any material which violates or infringes any national or international copyright, trademark, trade secret, patent, statutory, common law or other proprietary rights of others, including any party's privacy right or right of publicity, in effect or which may hereafter be enacted and applicable to this Agreement or web sites;

          4.8.2 any material that is libelous, slanderous, harmful, abusive, threatening, obscene or pornographic; or

          4.8.3 distribution lists to be used via unsolicited electronic mail or other mass electronic mailings.

     4.9  Adverse Event Reporting.  ISP shall report all adverse events relating
          -----------------------
to the Products pursuant to the requirements of the Food and Drug
Administration.

     4.10 DEA Registration.  ISP shall obtain and maintain all applicable
          ----------------
licenses and registrations as is required by the DEA and shall report the sale and shipment of all Products pursuant to the requirements of the DEA and comply with all comparable state requirements.

     4.11 Product Recalls.  ISP acknowledges and agrees that BBDC shall not be
          ---------------
obligated to recall any Product which is the subject of a manufacturer or supplier recall but that either party may elect to do so from time to time in its sole discretion, provided that any recall undertaken by BBDC on behalf of ISP will be at ISP's sole cost and expense.

     4.12 Support.  BBDC and ISP will jointly evaluate which party will provide
          -------
other support functions relating to the Products.

5.   BBDC'S COVENANTS.

     5.1  Records.  BBDC agrees that it shall retain all documentation required
          -------
by federal and state statutes and regulations. If and to the extent required by
Section 1395x(v) (1) of Title 42 of the United States Code, as subsequently amended from time to time, until the expiration of four (4) years after the termination of this Agreement, BBDC shall make available upon written request to the Secretary of the United States Department of Health and Human Services, or upon request to the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of this Agreement and such books, documents, and records as are adequate to certify the nature and extent of the costs of the goods and services provided by BBDC under this Agreement. BBDC further agrees that in the event BBDC carries out any of its duties under this Agreement through a subcontract, with a value or cost of Ten Thousand Dollars ($10,000) or more over a twelve (12) month period, with a related organization, such contract shall contain a clause to the effect that until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request to the Secretary of the United States Department of Health and Human Services, or upon request to the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of such subcontract and such books, documents and records of such organizations as are necessary to verify the nature and extent of such costs. Notwithstanding anything set forth in this Agreement to the contrary, BBDC shall have no obligation under this Agreement to make public attorney-client privileged documents.

     5.2  License Revocation.  BBDC agrees that it shall inform ISP promptly
          ------------------
after receiving notice of any action or proceeding from any federal, state, or local agency to restrict, suspend, or revoke any of BBDC's required licenses, permits or registrations or any other approval required to supply the services described in this Agreement.

     5.3  Compliance with Law.  BBDC agrees that it shall perform all of its
          -------------------
duties under this Agreement in full compliance with all applicable state, federal, and local laws and regulations.

6.   REPRESENTATIONS OF THE PARTIES.

     6.1  Representations and Warranties of BBDC.  BBDC hereby represents and
          --------------------------------------
warrants to ISP that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized; (ii) the person executing this Agreement on its behalf is duly authorized to bind it to all terms of this Agreement; (iii) it shall have good title to all Products delivered pursuant to this Agreement (unless such Product is subject to a chargeback agreement); (iv) except as otherwise provided, all such Products shall be free from any security interest or other lien (unless such Product is subject to a chargeback agreement); (v) all Products shall be delivered without damage to ISP's shipper for delivery to ISP's consumer; (vi) this Agreement, when executed and delivered by it, shall be its legal, valid, and binding obligation, enforceable against it in accordance with its terms; (vii) its execution, delivery and performance of this Agreement shall not conflict with or breach its charter documents, delegations of authority or any material agreement to which it is a party, or require the consent of or notice to any third party or governmental authority; and (viii) BBDC holds all valid licenses, permits and registrations in appropriate jurisdictions to permit BBDC to operate its fulfillment services.

     6.2  No Representations or Warranties Regarding Products.  Except as
          ---------------------------------------------------
expressly provided herein, BBDC makes, and shall be deemed to make, no representations or warranties, express or implied, written or oral, as to the value, absence of defect, absence of infringement, or the absence of any obligation based on strict liability in tort, or any other representation or warranty whatsoever, express or implied, with respect to the Products provided in this Agreement. BBDC EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL AS TO ANY PRODUCT, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING THE PRODUCTS AND SERVICES PROVIDED IN THIS AGREEMENT. ISP understands that BBDC is not the manufacturer of any Products and agrees that ISP shall settle all claims, defenses, set-offs and counterclaims it may have with or against any manufacturer directly with the manufacturer and shall not assert any such claims, defenses, set-offs or counterclaims against BBDC. Accordingly, ISP agrees that BBDC, its subsidiaries and affiliates and the directors, officers, shareholders and agents of each shall not be liable to ISP for any liability, claim, loss, damage (consequential or otherwise) or expense of any kind caused, directly or indirectly by (i) the inadequacy of the Products for any purpose,
(ii) any deficiency or defect, (iii) any delay in providing the Products, (iv) failure to provide the Products, or (v) death or bodily injury which may be caused by the Products. The foregoing is not intended to exculpate BBDC from or limit any liability, obligation or claim a third party may have against BBDC (other than as set forth in Section 15) to the extent arising out of BBDC's performance of or its negligence with respect to its services and obligations relating to this Agreement.

     6.3  Representations and Warranties of ISP.  ISP hereby represents and
          -------------------------------------
warrants to BBDC that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized; (ii) the person executing this Agreement on behalf of ISP is duly authorized to bind ISP to all terms of this Agreement; (iii) this Agreement, when executed and delivered by ISP, shall be the legal, valid, and binding obligation of ISP, enforceable against ISP in accordance with its terms; (iv) its execution, delivery and performance of this Agreement shall not conflict with or breach its charter documents, delegations of authority or any material agreement to which it is a party, or require the consent of or notice to any third party or governmental authority; and (v) ISP holds all valid licenses, permits and registrations in appropriate jurisdictions to permit ISP to operate its Internet services.

7.   SOFTWARE AND DATABASE LICENSE.

     7.1  Grant of License.  For BBDC's Consumer Image and Ingredient Database
          ----------------
and each software application and/or database BBDC may provide to ISP, to the extent of BBDC's legal capacity to do so, grants ISP a non-exclusive, nontransferable and revocable license for the use of such software and/or database ("Software") and its related documentation ("Documentation") subject to payment by ISP of the applicable licensing fee established by BBDC from time to time. Each license is granted solely during the Term. BBDC does not grant to ISP any rights to any copyright, patent, trademark, trade name or similar rights with respect to any Software or Documentation or any other information provided to ISP by BBDC. ISP shall not use the name, trade name, trademarks, service marks, trade dress, logos or other intellectual property of BBDC, Product manufacturers or suppliers or any of BBDC's affiliates in its web site, publicity releases, advertising, sales literature or materials, or in any similar activity without BBDC's prior written consent.

     7.2  No Sublicense.  ISP may not sublicense, lease, distribute or otherwise
          -------------
transfer Software or Documentation or ISP's right to use the Software or Documentation.

     7.3  No Copies.  ISP may not make, or allow anyone else to make, copies of
          ---------
the Software or related Products, beyond one copy for backup and archival purposes, except as BBDC may otherwise agree in writing. ISP may not remove, obscure, or deface any proprietary notices contained in the Software or Documentation, and ISP must include such notices in any permitted copy of the Software.

     7.4  No Alterations.  ISP may not alter, modify or adapt any Software or
          --------------
Documentation or create derivative works from them. ISP may not translate, reverse engineer, disassemble or decompile the Software. BBDC shall have no liability for any claims by third parties or ISP based upon altered Software or Documentation.

     7.5  Termination of License.  The license to any part of the Software and
          ----------------------
Documentation shall terminate automatically if ISP fails to comply with the terms of this license or any other material provision in this Agreement, or if the Products for which ISP is using the Software are discontinued. Upon termination of a license, ISP must cease using the Software and Documentation and, at BBDC's election, return or destroy all copies of the Software and Documentation ISP may have in its possession or under its control, and certify to BBDC that ISP has done so. All of ISP's obligations in this Agreement shall survive termination of any license.

     7.6  Disclaimer.  BBDC disclaims any representation or warranty regarding
          ----------
the Software and Documentation. ISP acknowledges the possibility that (i) the Software may not operate in combination with other software or hardware or in the manner ISP or its consumers may select for use and (ii) Software may not operate without interruption or be error-free.

     7.7  No Rights in Data.  All files, input materials and output materials,
          -----------------
the media upon which they are located (including cards, tapes, discs and other storage facilities), and all Software (together with any Documentation, source codes, object codes, upgrades, revisions, modifications and any related materials) which are utilized by or developed for ISP in connection with this Agreement shall be the property of BBDC.

     7.8  Notice of Claims; Removal of Products and Content.  Notwithstanding
          -------------------------------------------------
Section 14.2.1, ISP shall immediately notify BBDC of any written or oral claim that any Software or Documentation used by ISP in its web site or otherwise infringes on the rights of any third party. Immediately upon notice from BBDC, ISP shall discontinue the offering of any Product and the use of any Software and Documentation which BBDC determines may subject BBDC or ISP to liability to any third party. Failure to notify BBDC in writing within three (3) business days of the receipt of an oral or written claim that any Software or Documentation used by ISP in its web site or otherwise infringes on the rights of any third party shall terminate and rescind all of BBDC's representations, warranties, and indemnification obligations with respect to the subject matter of the claim.

8.   WARRANTS.  [INTENTIONALLY OMITTED]

9.   TERM.

     Unless terminated earlier pursuant to Section 10, the term of this Agreement shall be for the period years set forth on the cover page of this Agreement from the date of this Agreement and shall be automatically extended for additional, successive one (1) year terms (collectively, the "Term") unless either party gives written notice to the other of its intention to not extend at least ninety (90) days prior to the end of the then current Term.

10.  TERMINATION OF AGREEMENT.

     10.1 Default.  This Agreement may be terminated by ISP by providing written
          -------
notice of termination to BBDC upon a default by BBDC under this Agreement. This Agreement may be terminated by BBDC by providing written notice of termination to ISP upon a default by ISP under this Agreement. For purposes of this provision, a default shall be deemed to have occurred upon the happening of any of the following:

          10.1.1 With respect to either party (A) filing an application by such party for, or consent to, appointment of a trustee, receiver, or custodian of its assets; (B) entry of an order for relief in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (C) making a general assignment for the benefit of creditors; (D) entry of an order by any court of competent jurisdiction appointing a trustee, receiver, or custodian of its assets unless the proceedings and the person appointed are dismissed within ninety (90) days; or (E) failure generally to pay its debts as the debts become due within the meaning of Section 303(h)(1) as amended or superseded from time to time, of the United States Bankruptcy Code, as determined by a Bankruptcy Court, or in the event of a party's admission in writing of its inability to pay its debts as they become due.

          10.1.2 A party's failure to pay any amount that is due to the other party under this Agreement and such failure continues for five (5) days after written notice from the other party; or

          10.1.3 A party's failure to perform any other material obligation under this Agreement, and such failure continues for thirty (30) days after such party receives written notice of such breach from the non-breaching party; provided, however, if the breaching party has commenced to cure such breach within such thirty (30) days, but such cure is not completed within the thirty
(30) days, such party shall be afforded the amount of additional time reasonably necessary to complete its cure, provided it diligently pursues doing so until completion.

     10.2 Adverse Regulatory Changes.  In the event the laws of any jurisdiction
          --------------------------
change so as to negatively effect through increased regulations, liability, or otherwise, BBDC's fulfillment operations or the Internet sale of Products, then either party may terminate this Agreement upon written notice to the other without further obligation.

     10.3 Licenses.  If any required licenses, permits or registrations of BBDC
          --------
or ISP are revoked or suspended so as to materially impair such party's ability to perform under this Agreement, BBDC or ISP may terminate this Agreement upon thirty (30) days' written notice without further obligation.

     10.4 Effect of Termination or Expiration.  Upon termination or expiration
          -----------------------------------
of this Agreement for any reason, BBDC shall be entitled to payment of any amounts owed to it by ISP for Products ordered prior to termination or expiration and shipped to ISP's consumers. The obligations of the parties described in Sections 4, 5, 6, 7 (except the license granted thereunder), 8, 11, 12, 13, 14, 15 and 16 and any provision the context of which shows that the parties intended the provision to survive shall remain in effect notwithstanding the expiration or termination of this Agreement. Additionally, termination of this Agreement shall have no effect upon the obligation of the parties under the terms of any other agreements entered into between the parties, except as set forth otherwise in such other agreements.

11.  CONFIDENTIALITY.

     11.1 "Confidential Information".  "Confidential Information" shall mean any
           -------------------------
and all information disclosed in writing or orally by either party to the other party, which is either confidential or proprietary in nature. "Confidential Information" shall not include: (i) information that is or shall become generally available to the public through no fault of the receiving party; (ii) information that was known to the receiving party before that party received it under this Agreement and was free of any obligation of nondisclosure; or (iii) information that is disclosed in good faith to the receiving party by a third party lawfully in possession of such information and who is not under an obligation of nondisclosure with respect to such information.

     11.2 Nondisclosure.  During the Term and for ten (10) years thereafter,
          -------------
neither party shall, without the prior written consent of the other party, disclose to any third party (unless such disclosures are required by law) or use for its own purposes (except as contemplated by this Agreement) this Agreement or any other Confidential Information concerning the other party's business, operations, or products that is obtained in the course of performing this

Agreement. Notwithstanding the foregoing, the parties may issue a joint press release that is mutually agreeable to the parties as promptly as practicable after the execution of this Agreement and may continue to communicate with employees, customers, suppliers, lenders, shareholders and others as may be legally required or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the activities contemplated by this Agreement.

     11.3 Customer Lists.  BBDC and ISP shall each retain sole ownership of
          --------------
their respective customer lists.

12.  NON-SOLICITATION.

     12.1 Covenant Not to Solicit.  Each party agrees that neither it nor its
          -----------------------
employees, agents, or representatives shall engage in any of the following activities, during the Term and for a period of two (2) years following this Agreement's expiration or termination ("Non-Solicitation Period") without the other party's prior written consent:

          12.1.1 Hire, or solicit for hire, any person who was employed by the other party or any of its subsidiaries or affiliates; or

     12.2 Damages.  Because of the difficulty of measuring economic losses as a
          -------
result of the breach of any of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which the other party would have no other adequate remedy, each party agrees that, in the event of a breach by it of any of the covenants set forth in this Section, the other party or its subsidiary or affiliate may, at its option, in addition to obtaining any other remedy or relief available to them (including damages at law), enforce the provisions of this Section by injunction and other equitable relief.

     12.3 Reasonable Restraint.  Each party agrees that the covenants contained
          --------------------
in this Section impose a reasonable restraint in light of the other party's activities, business and future plans.

     12.4 Severability; Reformation.  The covenants in this Section are
          -------------------------
severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant in this Section or in this Agreement. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this Section are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the provisions of this Section shall thereby be reformed.

     12.5 Independent Covenant.  Each of the covenants in this Section shall be
          --------------------
construed as a covenant independent of any other provision of this Agreement, and the existence of any claim or cause of action of one party against the other, or any of its subsidiaries or affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by such party or such subsidiaries or affiliates of such covenants.

     12.6 Computation of the Non-Solicitation Period.  The Non-Solicitation
          ------------------------------------------
Period shall be computed by excluding from such computation any time during which either party is in violation of any provision of this Section and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) in which a party seeks to enforce the covenants contained in this Section or in which the other party contests the validity or enforceability of any such covenant or seeks to avoid the performance or enforcement of any such covenant.

     12.7 Materiality.  Each party acknowledges and agrees that the covenants
          -----------
set forth in this Section are a material and substantial part of this Agreement.

13.  INSURANCE.

     Each party shall obtain and maintain during the Term and for two (2) years thereafter at its own cost and expense:

     (a) Commercial General Liability Insurance covering its premises, including bodily injury, property damage, broad form contractual liability, independent contractors and products liability/completed operations coverages, with limits of not less than [*] per occurrence, [*] aggregate and [*] single limit.

     (b) Workers' Compensation Insurance as mandated or allowed by all states in which such party's business is being performed, including at least [*] coverage for Employer's Liability.

     (c) All Risk Property Insurance in an amount adequate to cover the cost of replacement of all equipment, improvements, and betterments at such party's locations in the event of loss or damage.

     (d) Errors and Omissions Insurance in the amount of [*].

All such policies shall be written by a carrier or carriers rated "A" or above by Best, shall contain a clause requiring the carrier to give BBDC at least thirty (30) days' prior written notice of any

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

material change or cancellation of coverage for any reason, and simultaneously with ISP's execution of this Agreement and annually thereafter, ISP shall deliver to BBDC original Certificates of Insurance evidencing coverage required by this Section.

14.  INDEMNIFICATION.

     14.1   Indemnification by ISP. ISP shall indemnify, defend, and hold
            ----------------------
harmless BBDC and its officers, directors, agents and affiliates from and against any and all claims, demands, actions, causes of action, losses, judgments, damages, costs and expenses (including, but not limited to, attorneys' fees, court costs, and costs of settlement) ("Claim") to the extent arising out of claims against BBDC for: (1) the dishonest, fraudulent, negligent, willful, or criminal acts of ePills or ePills' employees, agents or representatives acting alone or in collusion with others; (2) the death of, or bodily injury to, any person to the extent as a result of any act or omission of ePills or ePills' employees, agents or representatives; or (3) any breach by ISP of any of its representations, warranties or covenants in this Agreement.

            14.1.1  Notice by BBDC. Upon receipt of any notice of a Claim, BBDC
                    --------------
shall promptly notify ISP in writing of any such Claim; provided however, any failure to so notify ISP shall not relieve BBDC of any liability it may have to ISP except to the extent such liability was caused by such failure.

            14.1.2  Retention of Counsel. BBDC may retain counsel of its own
                    --------------------
choice at BBDC's expense to the extent necessary to protect BBDC's interests and to act as co-counsel in the litigation or settlement of any Claim or threatened Claim. So long as ISP does not enter into any settlement agreement or consent judgment that admits liability on the part of BBDC or that fails to include an unconditional release of BBDC from all liability from all asserted or threatened Claims, ISP shall have the right to control the defense, settlement, and prosecution of any litigation.

     14.2   Indemnification by BBDC. BBDC shall indemnify, defend, and hold
            -----------------------
harmless ISP and its officers and directors from and against any and all Claims to the extent arising out of claims against ISP for: (1) the dishonest, fraudulent, negligent, willful, or criminal acts of BBDC or BBDC's employees, agents, or representatives acting alone or in collusion with others; or (2) any breach by BBDC of any of its representations, warranties or covenants in this Agreement; or (3) the death of, or bodily injury to, any person to the extent as a result of any act or omission of BBDC or BBDC's employees, agents or representatives.

            14.2.1  Notice by ISP. Upon receipt of any notice of a Claim, ISP
                    -------------
shall promptly notify BBDC in writing of any such claim; provided, however, any failure to so notify BBDC shall not relieve ISP of any liability it may have to BBDC except to the extent such liability was caused by such failure.

            14.2.2  Retention of Counsel. ISP may retain counsel of its own
                    --------------------
choice at ISP's expense to the extent necessary to protect ISP's interests and to act as co-counsel in the litigation or settlement of any Claim or threatened Claim. So long as BBDC does not enter into any settlement agreement or consent judgment that admits liability on the part of ISP or that fails to include an unconditional release of ISP from all liability from all asserted or threatened Claims, BBDC shall have the right to control the defense, settlement, and prosecution of any litigation.

15.  LIMIT ON LIABILITY.

     BBDC SHALL NOT BE LIABLE FOR ANY CLAIM ARISING OUT OF THIS

AGREEMENT FOR INDIRECT, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES, WHETHER OR NOT BBDC KNEW OR HAD REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES, AND BBDC'S AGGREGATE LIABILITY UNDER THIS AGREEMENT FOR ANY AND ALL CLAIMS, WHETHER IN CONTRACT, TORT, OR OTHERWISE, SHALL NOT EXCEED BBDC'S RECEIPTS FOR PRODUCTS SOLD UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING A FINAL DETERMINATION OF SUCH LIABILITY.

16.  INDEPENDENT CONTRACTOR.

     Each party is an independent contractor and is solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, workers' compensation insurance. None of a party's employees, agents, or associates are employees the other party and each party agrees to defend, indemnify and hold the other harmless from any and all claims made by any of its employees, agents, or associates, or by any entity or agency on account of an alleged failure to satisfy any such tax or withholding obligations. Neither party has authority to act on behalf of or to enter into any contract, incur any liability, or make any representation on behalf of the other.

17.  MISCELLANEOUS.

     17.1   Force Majeure. In the event BBDC's delivery or arranging for
            -------------
delivery of Products under this Agreement is prevented, impaired, reduced or restricted by reason of force majeure, labor disputes, fire, acts of God, or any other similar or dissimilar cause beyond its control, including but not limited to the unavailability of such Products, transportation, shortage of materials or fuel, delay in delivery or failure to deliver by BBDC's suppliers, loss of facilities of distribution, the voluntary foregoing of the right to acquire or use any materials in order to accommodate or comply with the orders, requests, regulations, recommendation or instructions of any governmental authority (whether in furtherance of national defense or war activities or to meet any other emergency), or the compliance with any law, order, ruling, regulation, instruction or requirements of any governmental authority or any political subdivision or agency thereof, or for any other cause whether of the same or different character than specified in this Agreement, beyond the reasonable control of the affected party, BBDC, without liability or obligation, may reduce or eliminate Products during the period of any such disability. In any such case, the products which BBDC is unable to supply shall be eliminated from this contract by written notice describing the amounts eliminated and the estimated time period during which deliveries are to be suspended; and BBDC shall be relieved of any liability with respect to such Products during the time BBDC may be unable to deliver such Products. In addition, due to circumstances beyond its control, BBDC, at its discretion, may add to the cost of Products for any account, regardless of location, its fuel costs, including any taxes and surtaxes, and other related costs associated with its delivery of Products so long as such circumstances continue to affect BBDC's costs.

     17.2   Severability. In the event that any provision in this Agreement is
            ------------
held to be invalid, unenforceable, void or illegal, in whole or in part, by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect, impair or invalidate any other provision in this Agreement. If such provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope of breadth permitted by law.

     17.3   Governing Law, Choice of Forum and Time for Bringing Action. The
            -----------------------------------------------------------
validity, construction and performance of this Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to its choice of laws provisions and, if applicable, the laws of the United States. In the event any legal action become necessary to enforce or interpret the terms of this Agreement, the parties agree that such action shall be brought in the Superior Court for the State of California, County of Orange, or the U.S. District Court for the Central District of California, and the parties hereby submit to the exclusive jurisdiction of such courts. Each party further agrees that personal jurisdiction over it may be effected by service of process by registered or certified mail, return receipt requested, and that when so made shall be as if served upon it personally within the State of California. Any action for a breach of this Agreement shall commence within one (1) year after the cause of action has accrued.

     17.4   Entire Agreement. This Agreement and all exhibits and schedules and
            ----------------
related agreements incorporated by reference constitute the complete and exclusive statement of agreement between ISP and BBDC with respect to the subject matter hereof and replaces and supersedes all prior written and oral agreements or statements by and among the parties concerning the subject matter hereof. No representation or warranty concerning the subject matter hereof not contained in this Agreement shall be binding on the parties or have any force or effect whatsoever.

     17.5   Amendments. This Agreement may not be amended, modified or waived in
            ----------
any respect without further written agreement of both parties, signed by their respective authorized representatives.

     17.6   Counterparts. This Agreement may be executed in one or more
            ------------
counterparts, which shall together constitute but one and the same instrument.

     17.7   Waivers. Neither party's failure to insist, in one or more
            -------
instances, upon the performance of any term of this Agreement shall be construed as a waiver or relinquishment of its right to such performance or other performance of such term, and the other party's obligations shall continue in full force. Either party's consent to any act by the other party on any one occasion shall not be deemed a consent of the same act on any other occasion.

     17.8   Time Is of the Essence. Time is of the essence in each agreement,
            ----------------------
covenant and condition of this Agreement.

     17.9   Captions. The captions and heading in this Agreement are for
            --------
convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     17.10  Assignment. Neither party may assign any rights or delegate any
            ----------
duties under this Agreement without the prior written consent of the other party which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, ISP acknowledges that BBDC has affiliates and subsidiaries and may assign performance of some or all of the terms of this Agreement to one or more such related entities. For purposes of this Section, any transfer, sale, merger or consolidation of ISP, or a substantial portion of ISP's assets, whether by contract or operation of law, or any other transaction or series of related transactions transferring all or substantially all of ISP's business, assets (including this Agreement), stock or control shall be deemed an assignment and require such prior written consent by BBDC, but shall not modify, supplement or terminate the rights or obligations of the parties under this Agreement. For purposes of the preceding sentence, "control" means, with respect to a corporation or limited liability company, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of any management or policies of the controlled entity. Subject to the foregoing, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties, including without limitation any partnerships, corporations, or other entities in which the parties may have a controlling interest or position. Nothing contained in this Section shall be construed as a consent by either party to an assignment of this Agreement or any interest in it by either party.

     17.11  Further Assurances. Each party, at its own cost and expense, and at
            ------------------
the reasonable request of the other party, agrees to undertake all such further acts and to execute all such further documents as may be necessary and reasonably requested by either party to effectuate the performance of this Agreement in accordance with the parties' intentions.

     17.12  Affiliate Companies. In order to better serve the needs of ISP,
            -------------------
Products may, from time to time, be provided by an affiliate company of BBDC. ISP hereby acknowledges this fact and expressly consents to this distribution arrangement. ISP further agrees to be liable for all payments due under this Agreement to any such affiliate.

     17.13  Interpretation. In the event of any claimed conflict, omission or
            --------------
ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party. This Agreement shall be interpreted equally as to both parties and not against the party that drafted it. Whenever the context requires, the gender of all words shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. The word "and" includes the word "or". The word "or" is disjunctive but not necessarily exclusive.

     17.14  Parties in Interest. Nothing in this Agreement shall confer any
            -------------------
rights on any third parties other than ISP and BBDC and their respective successors and assigns, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

     17.15  Information Reviewed. ISP has received and reviewed all information
            --------------------
it considers necessary or appropriate for deciding whether to purchase Products from BBDC. ISP has had an opportunity to ask questions and receive answers from BBDC regarding the terms of the purchase of the Products and has further had the opportunity to obtain all information which it deems necessary to evaluate the purchase of the Products and to verify the accuracy of information otherwise provided to ISP by BBDC.

     17.16  Reliance on Authority of Person Signing Agreement. Neither ISP nor
            -------------------------------------------------
BBDC shall be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual.

     17.17  Attorneys' Fees. In the event that any dispute between ISP and BBDC
            ---------------
should result in litigation, arbitration, or mediation the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including reasonable attorneys' fees and expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. "Attorneys' fees" include (1) post-judgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation. "Prevailing party" means the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

     17.18  Notices. All notices must be given in writing and be personally
            -------
delivered or delivered by facsimile or by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as set forth opposite their respective names below:

          ISP: To the address set forth on the cover page of this Agreement.
          BBDC:     Bergen Brunswig Drug Company
                    4000 Metropolitan Drive
                    Orange, CA 92868
                    Attn: Vice President, eCommerce Sales
                    Fax: (714) 385-6826

          with a copy to:
                    Bergen Brunswig Corporation
                    4000 Metropolitan Drive
                    Orange, CA 92868
                    Attn:  Executive Vice President,
                    Chief Legal Officer & Secretary
                    Fax:  (714) 978-1148


Items delivered personally shall be deemed delivered on the date of actual delivery. Items sent electronically or by facsimile shall be deemed delivered on the first business day after the date of transmission. Items sent by certified or registered mail shall be deemed delivered three (3) business days after mailing. A party may change the foregoing information or notices by notifying the other party of such change in writing in accordance with the foregoing.

                         [END OF TERMS AND CONDITIONS]

                                   Exhibit 2
                                 Service Levels

--------------------------------------------------------------------------------------------
Performance Measure                Service Levels              Start-Up Service Levels
--------------------------------------------------------------------------------------------
Receiving accuracy per        [*]                           [*]
10,000 lines
--------------------------------------------------------------------------------------------
Order filling accuracy per    [*]                           [*]
10,000 lines filled
--------------------------------------------------------------------------------------------
Order delivery accuracy per   [*]                           [*]
 1,000 deliveries
--------------------------------------------------------------------------------------------
Document delivery accuracy    [*]                           [*]
--------------------------------------------------------------------------------------------
Percent of lines filled       [*]                           [*]
--------------------------------------------------------------------------------------------
Percent of adjusted lines     [*]                           [*]
filled
--------------------------------------------------------------------------------------------
Percent of "A" lines filled   [*]                           [*]
--------------------------------------------------------------------------------------------
Percent of fail to picks      [*]                           [*]
--------------------------------------------------------------------------------------------

Receiving Accuracy.  A receiving error is defined as an error regarding an
------------------
incorrect quantity received, an incorrect item received, and/or an incorrect data entry code used for exceptions. Each condition is considered an error, so it is possible to have more than one error on a single line. It is considered an error once it is entered into the system.

Order Filling Accuracy.  The Customer Call Log, maintained in customer service,
----------------------
is used to track the number of line items reported by customers on mispicks, shortages, and outdates each week. Total lines filled information comes from the Outbound Service Level Report. The error rate is calculated per 10,000 lines filled. All products reported as damaged when received by the customer will be considered a delivery error.

Order Delivery Accuracy.  Order delivery errors are shipped Orders delivered to
-----------------------
wrong consumers, packages left on truck, and damaged items (broken, crushed, cut tops, leaking caps, etc). Each line will be considered 1 error.

Document Delivery Errors.  Document delivery errors are deliveries made
------------------------
stickers, and invoices or stickers delivered late or to the wrong customer.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Percent of Lines Filled, Percentage of Adjusted Lines Filled Percentage of Fail
-------------------------------------------------------------------------------
to Picks and Percent of Adjusted "A" Lines. The Percent of Lines Filled,
------------------------------------------
Adjusted Lines Filled, Fail to Picks, and Percent of Adjusted A Lines are tracked daily on the Outbound Service Level Report. The monthly totals are transferred by Performance & Quality Measurement into the Critical Success Measures report.

                               LIST OF SCHEDULES
                                      TO
                             TERMS AND CONDITIONS


Schedule Number     Schedule Name
---------------     -------------

1.1                 Product Categories

1.3                 Additional Territories

2.1                 Operations Manual

2.6                 Returned Goods Policy

3.7                 Financial Reconciliation Process

3.8                 EDI/EFT Agreement

                               Schedule No. 1.1
                              Product Categories

FINELINE
CODE           CODE DESCRIPTION

 010                ANALGESIC
 011                ANALGESIC, INTERNAL
 012                ANALGESIC, EXTERNAL
 030                ANTACIDS
 031                ANTACIDS, LIQUID
 032                ANTACIDS, OTHER
 070                BABY NEEDS
 071                BABY CARE
 073                BABY FEEDING ACCESSORIES
 074                BABY DISPOSABLE DIAPERS
 110                COSMETICS, POPULAR PRICE
 111                COSMETICS FOR LIPS
 112                COSMETICS FOR FACE
 113                COSMETICS FOR EYES
 150                COUGHS & COLDS
 151                COUGH & COLD LIQUIDS
 152                COLD RUBS, INHALANTS, LOZENGES
 153                COLD TABLETS & CAPSULES
 154                NOSE DROPS & SPRAYS
 170                DEODORANTS
 171                DEODORANTS, AEROSOL
 173                DEODORANTS, OTHER
 190                DIET PRODUCTS
 191                SUGAR & SALT SUBSTITUTES
 192                FOODS, SPEC. OR SUPPLEMENTARY
 193                WEIGHT CONTROL
 205                BATTERIES
 210                EYE PREPARATIONS
 211                CONTACT LENS PREPARATIONS
 212                EYE PREPARATIONS
 230                FEMININE HYGIENE
 231                SANITARY NAPKINS & TAMPONS
 232                SANITARY BELTS & PANTS
 233                FEMININE DEODORANTS
 234                FEMININE DOUCHES
 235                FEMININE SYRINGES
 236                VAGINAL JELLY & CREAM

 237                PROPHYLACTICS
 250                FIRST AID
 251                FIRST AID DRESSING
 252                FIRST AID TREATMENTS
 254                ELASTIC GOODS
 270                FOOT CARE
 271                FOOT PADS
 272                FOOT PRODUCTS
 296                TOILETRY SETS
 310                HAIR ACCESSORIES
 330                HAIR CARE
 331                SHAMPOO
 332                PERMANENTS & STRAIGHTENERS
 333                HAIR SPRAY
 334                HAIR SETTING
 335                HAIR COLOR
 337                MEDICATED SHAMPOO
 370                LAXATIVES
 371                LAXATIVES, TABLETS & LIQUIDS
 372                LAXATIVES, OTHER
 390                MANICURE PEDICURE
 391                MANICURE IMPLEMENTS & ACCESSORIES
 392                NAIL POLISH & REMOVER
 410                MEN'S TOILETRIES
 411                MEN'S COLOGNE, AFTER SHAVE
 412                MEN'S HAIR PREPARATIONS
 413                MEN'S TOILETRY SETS
 450                ORAL HYGIENE
 451                TOOTH PASTE & TOOTH POWDERS
 452                TOOTH BRUSHES & FLOSS
 453                DENTURE PRODUCTS
 454                MOUTH WASH & GARGLES
 455                ORAL HYGIENE ACCESSORIES
 470                PACKAGED REMEDIES
 471                SEDATIVES & STIMULANTS
 472                ASTHMA PREPARATIONS
 473                TABLETS & CAPSULES
 474                WETS & DRYS
 476                OINTMENTS, CREAMS & LIQUIDS
 477                NICOTINE REPLACEMENT THERAPY
 490                PAPER PRODUCTS
 491                FACIAL TISSUE
 492                TOILET TISSUE & TOWELS

 520                DIABETIC PRODUCTS
 521                ALCOHOL SWABS
 522                BLOOD GLUCOSE MONITORS/KITS
 523                TESTING STRIPS
 524                DIABETIC SUPPLIES
 525                LANCETS
 530                PHOTOGRAPHY
 531                FILM & FLASH BULBS
 550                PRIVATE LABEL
 570                SEASONAL PRODUCTS
 571                SUN TAN PREPARATIONS
 572                INSECT REPELLANTS
 610                BLADES
 613                SHAVING CREAM
 614                NON-ELECTRIC RAZORS
 620                WELLNESS
 621                HOMEOPATHIC
 622                HERBAL
 630                SICKROOM SUPPLIES
 631                AMBULATORY AIDS
 632                BATHROOM SAFETY PRODUCTS
 633                WHEELCHAIRS & ACCESSORIES
 634                HOSPITAL BEDS & ACCESSORIES
 635                SCOOTERS & LIFTOUT CHAIRS
 636                OSTOMY
 637                INCONTINENCE CARE
 638                SKIN CARE
 639                WOUND CARE
 640                CUSHIONING & PRESSURE RELIEF
 641                DIAGNOSTICS
 642                RESPIRATORY CARE
 643                HEALTH & FITNESS
 644                ORTHOPEDIC SUPPORTS & BRACES
 645                VASCULAR SUPPORTS
 646                AIDS FOR DAILY LIVING
 647                MISCELLANEOUS
 650                LADIES TOILETRIES
 651                ACNE MEDICATIONS
 652                PERSONAL SOAP
 653                HAND, BODY & FACE LOTIONS, CREAMS
 654                BATH PRODUCTS
 655                COTTON BALLS, SWABS & PADS
 656                FRAGRANCE PRODUCTS

 657                DEPILATORY
 658                LADIES TOILETRY SETS
 730                VITAMINS
 731                VITAMIN TABLETS
 732                VITAMINS, LIQUID
 733                VITAMINS, NATURAL
 734                VITAMINS, GENERIC
 800                PHARMACY, NON RX

                                 Schedule 1.3
                            Additional Territories


                                     NONE

                                 Schedule 2.1
                               Operations Manual


                                TO BE ATTACHED

                                 Schedule 2.6
                             Returned Goods Policy

1. BBDC shall not accept any returns of Products by ISP consumers that do not include a Returned Product Authorization ("RPA"), which ISP's consumers may obtain from an ISP customer service representative. ISP will electronically transmit to BBDC the RPA, and related information, on a daily basis.

2. Subject to the limitations and handling charges set forth in this policy, ISP shall be given full credit for unopened and unused Products or defective Products returned in accordance with this policy.

3. In no event shall BBDC accept returns in any month which in the aggregate exceed five percent (5%) of the Orders for the current month.

4. ISP (or its consumers) shall be responsible for the shipping costs associated with the return of Products, unless caused by an error in BBDC's picking or packaging, in which case BBDC will pay for such shipping costs. ISP shall receive full credit (ISP's acquisition cost) on:

(a)  Filling Errors
(b)  Guaranteed Sale Items
(c)  Ordering Errors
(d)  Shipping Errors
(e)  Billing Errors
(f)  Shortages, Claims
(g)  Concealed Shipping Damages

5. BBDC will electronically notify ISP of its receipt of Products from ISP's consumer and ISP will be responsible for processing the credit to the consumer's credit card.

6. Products returned and received by BBDC twenty (20) or more days after shipment by BBDC will be subject to a ten percent (10%) handling charge. Certain other merchandise will be subject to the following:

(a)  Unsalable merchandise as a general rule will not be returnable.

7.   Credits are posted to statements twice a month (on the 15/th/ and 30/th/).

(a) Ordering/shipping errors and all other salable items will be processed and posted within two (2) weeks of receipt of merchandise.

(b) All unsalable products (expired, outdated, shop worn, etc.) will be processed and posted within four (4) weeks of receipt of merchandise.

8.   Items requiring special handling:

(a) Specially handled Items: Salable items requiring special handling (refrigeration, ORM-D items, and/or Listed Chemicals) should be held under proper storage for special approval and instructions regarding return shipping requirements.

9.   Items that may not be returned:

(a) Unsalable products from manufacturers whose policy will not allow the wholesaler to handle. BBDC will assist you in contacting these manufacturers to help effect the return, if desired.

(b) Products which are outdated past allowable time given by the manufacturer for return.

(c)  Products with broken seals and/or partial contents.

(d) Promotional goods such as "cents off", bonus pack or trial size, or other Products sold on a no return basis.

                                 Schedule 3.7
                       Financial Reconciliation Process


                                TO BE ATTACHED

                                 Schedule 3.8
                         ELECTRONIC PAYMENTS AGREEMENT

This Electronic Payments Agreement ("Agreement") effective as of September 16, 1999 is entered into by and between ePills, Inc., a Delaware corporation, located at 5900 Hollis. Suite O, Emeryville, CA 94680 ("Originator") and Bergen Brunswig Drug Company, a California corporation, located at 4000 Metropolitan Drive, Orange, California 92868 ("Beneficiary").

                                 RECITALS
                                 --------

A. Originator and Beneficiary are or may become parties to one or more Business Agreements, including the Internet Fulfillment Services Agreement dated September 16, 1999, pursuant to which Originator may, from time to time, become obliged to make payments to Beneficiary.

B. Originator and Beneficiary desire to establish terms and conditions upon which Originator shall make such payments and communicate associated Remittance Information in electronic form.

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, the parties agree as follows:

1.  DEFINITIONS

     1.1  Terms as Defined in this Agreement.  As used in this Agreement, the
          ----------------------------------
following terms have the following meanings:

          (a)  Beneficiary's Account:  The deposit account at Beneficiary's Bank
               ---------------------
               designated in Appendix 1.1, that is to be credited with payments from Originator.

          (b)  Beneficiary's Bank:  The bank designated by Beneficiary in
               ------------------
               Appendix 1.1 for receiving payment from Originator.

          (c)  Business Agreements:  All contractual relationships between the
               -------------------
               parties giving rise to an obligation of Originator to pay Beneficiary, designated in Appendix 1.4.

          (d)  Payment Obligation:  An obligation of Originator to pay money to
               ------------------
               Beneficiary pursuant to the Business Agreements.

          (e)  Remittance Information:  The information relating to a payment
               ----------------------
               designated in Appendix 2.2.

          (f)  Third Party Service Provider:  An entity designated by a party in
               ----------------------------
               Appendix 1.2 to assist the party in the communication of Transaction Sets and notice between the parties separate from any payment order.

          (g)  Transaction Set:  A collection of data that is communicated
               ---------------
               between the parties, as designated in Appendix 2.1 or as otherwise agreed by the parties.

     1.2  Terms Defined in Article 4A.  Terms used in this Agreement but not
          ---------------------------
otherwise defined shall be defined as provided in Uniform Commercial Code
Article 4A as enacted in the jurisdiction whose law governs this Agreement.

2.  AGREEMENT AND AUTHORIZATION

     2.1  Credits.  Originator agrees and Beneficiary authorizes Originator to
          -------
(i) satisfy its Payment Obligation by initiating funds transfers that result in payment to the Beneficiary by credit to Beneficiary's Account, and (ii) communicate associated Remittance Information to Beneficiary in accordance with this Agreement.

     2.2  Debits.  Neither party shall initiate a transaction in connection with
          ------
a Payment Obligation for the purpose of debiting a bank account of the other party.

3.  PAYMENT AND REMITTANCE PROCEDURE

     3.1  Payment.  Originator shall instruct its bank to process funds
          -------
transfers hereunder using the funds-transfer system or other mechanism specified in Appendix 1.3, in accordance with this Agreement and the rules of such funds-transfer system.

     3.2  Remittance Information.  For each funds transfer initiated under this
          ----------------------
Agreement, Originator shall communicate the associated Remittance Information to Beneficiary as specified in Appendix 2.

     3.3  No Warranty of Funds.  Beneficiary acknowledges that its receipt of
          --------------------
Remittance Information communicated separately from the funds transfer to which the Remittance Information relates will not constitute a warranty by Originator that the funds transfer has been initiated on a timely basis or that any resulting payment order will be accepted by Beneficiary's Bank on any date specified therein.

4.  TIMING OF PAYMENTS

     4.1  Timeliness.  A payment from Originator to Beneficiary shall be
          ----------
considered timely with respect to any payment due date determined in accordance with the applicable Business Agreement if the corresponding funds transfer is completed on the day such payment is due. If the funds transfer cannot be completed on such date, Originator's payment is timely if the funds transfer is completed on the next day completion can occur.

     4.2  Effect of Delay.  Originator shall not be in breach of this Agreement
          ---------------
or the applicable Business Agreement, or suffer any loss of discount or other penalty, with respect to a funds transfer that was initiated properly and timely by Originator to the extent its completion is delayed because of failure or delay by the funds-transfer system or other mechanism designated in Appendix 1.3, the operation of a funds-transfer system rule which could not be anticipated by the Originator, or rejection by the Beneficiary's Bank. However, any such failure, delay or rejection does not extinguish the Originator's obligation to pay the Beneficiary as soon as practical after the failure, delay or rejection is discovered.

5.  DISCHARGE OF PAYMENT OBLIGATIONS

     5.1  Discharge: Credit to Originator.  Upon completion of a funds transfer
          -------------------------------
authorized by Agreement 2.1, the corresponding Payment Obligation of the Originator shall be discharged to the same extent as if such payment had been received in cash. Beneficiary shall credit Originator for the amount of such payment, as of the date the funds transfer was completed.

     5.2  Disallowance of Credits Taken.  If Beneficiary disallows any
          -----------------------------
discounts, allowances, adjustments or other credits against a Payment Obligation taken by Originator in conjunction with a funds transfer, Beneficiary shall promptly notify Originator of the amount of and reason for such disallowance in accordance with Appendix 2.1

     5.3  Partial Payments.  Notwithstanding any statement contained in any
          ----------------
Remittance Information or related Transaction Set, the completion of any funds transfer hereunder shall not constitute full satisfaction of any portion of the corresponding Payment Obligation greater than the amount paid.

     5.4  Effect of Payment on Other Rights.  Notwithstanding the terms of
          ---------------------------------
Agreement 5.1, the completion of a funds transfer shall not constitute a waiver of any contract right under the corresponding Business Agreement that would be deemed waived by the acceptance of such payment in cash if within ten (10) business days after the completion of such funds transfer or such other time period as allowed by applicable law or Business Agreement, Beneficiary sends an equivalent payment amount to Originator in accordance with Agreement 5.5 and notifies Originator of the reason for the return in accordance with Agreement 11.1.

     5.5  Payment Returns, Adjustments, Credits and Rebates.  If Beneficiary
          -------------------------------------------------
elects to exercise a right to return a payment received from Originator or is required to pay Originator any adjustment, rebate, or other credit because of, for example, duplicate payments (rather than by crediting Originator's account balance), Beneficiary shall make such payment by initiating a new payment in the manner specified in Appendix 1.6.

6.  RECEIPT, ACKNOWLEDGMENT AND VERIFICATION

     6.1  Receipt.  A Transaction Set or notice communicated in accordance with
          -------
this Agreement shall be considered received when it is accessible by the intended recipient as specified in Appendix 2.3.

     6.2  Acknowledgment.  To the extent required by Appendix 2.1, a party that
          --------------
receives a Transaction Set or notice from the other party shall acknowledge that such Transaction Set or notice was received and is syntactically correct by communicating the Acknowledgment specified in Appendix 2.1 to the sender within five (5) business days of receipt.

     6.3  Verification.  The recipient of a Transaction Set or notice shall take
          ------------
reasonable steps to verify the claimed identity of the sender and the integrity of the content of a Transaction Set or notice (as specified in Appendix 4) before relying upon it. If a Transaction Set or notice is received in garbled form, or cannot be so verified, the recipient shall notify the sender of the problem within five (5) business days unless the sender's identity cannot be discerned. In the absence of such notice to an identifiable sender, the sender's version of the Transaction set or notice shall control.

     6.4  Validity and Enforceability.  Neither party shall contest the validity
          ---------------------------
or enforceability of Transaction Sets or notices communicated in electronic form pursuant to this Agreement on grounds related to the absence of paper-based writings, signing or originals. Each Transaction Set or notice communicated in electronic form pursuant to this Agreement shall be considered to be:

          (a) "in writing" and "written" to an extent no less than as if in paper form;

          (b) "signed" where the signer includes data intended as a signature to an extent no less than as if undertaken with pen and paper; and

          (c)  an original.

7.  SECURITY PROCEDURES

     7.1  Procedures.  Each party shall employ reasonable security procedures to
          ----------
ensure that Transaction Sets, notices and other information specified in this Agreement that are electronically created, communicated, processed, stored, retained or retrieved are authentic, accurate, reliable, complete and confidential.

     7.2  Effect of Non-Party Security.  The communication of any Transaction
          ----------------------------
Set or notice via a funds-transfer system shall not constitute a breach of Agreement 7.1.

8.  CONFIDENTIALITY

     8.1  Confidential Information.  Information that is considered confidential
          ------------------------
by either party is identified in Appendix 3. Such information shall be held in confidence by the recipient and shall be disclosed only to those of its employees or authorized representatives who require access in the performance of their duties to the recipient. The recipient will exercise reasonable care in the safeguarding of such confidential information.

     8.2  Exceptions.  Neither party shall be liable for the disclosure or use
          ----------
of any information designated in Appendix 3 as confidential that: (a) is, or becomes publicly known, other than by breach of this Agreement; (b) is obtained by the recipient from another person without restriction; (c) is previously known by the recipient without restrictions; (d) is, at any time, developed by the recipient independently of any disclosures hereunder; (e) is disclosed pursuant to the consent of the party that considers such information confidential; or (f) is required to be disclosed by law, provided that prior to disclosing such information the recipient shall promptly notify the other party of the demand to disclose or provide the information and the recipient agrees to reasonably cooperate if the other party deems it necessary to seek a protective order.

     8.3  Survival of Obligation.  These obligations and restrictions shall
          ----------------------
survive the termination of this Agreement for a period of ten (10) years.

9.  LIABILITY

     9.1  Breach of Business Agreements.  Except as otherwise specifically
          -----------------------------
provided herein, this Agreement neither enlarges nor diminishes the respective rights and obligations of the parties under any Business Agreement, and the liability of a party for breach of a Business Agreement shall be determined by the provisions of that agreement and applicable law.

     9.2  Conduct of Third Parties.  Except as otherwise limited herein, each
          ------------------------
party shall be liable to the other for the acts or omissions of its respective banks and Third Party Service Providers designated hereunder with respect to their conduct in connection with such party's performance under this Agreement. Neither party shall be liable to the other for the acts or omissions of any funds-transfer system operator, or for the acts or omissions of any banks or third party not selected by such party.

     9.3  Consequential Damages.  Neither Party shall be liable to the other
          ---------------------
under this Agreement for any special, indirect or consequential damages, even if such party has been advised of the possibility of such damages (except for liability directly resulting from a breach of the confidentiality or security obligations of this agreement).

     9.4  Costs.  Each party shall bear the respective fees and other charges
          -----
assessed by its designated banks and Third Party Service Providers (except as otherwise provided in Appendix 1.5).

10.  CHANGES, SUSPENSIONS AND TERMINATION

     10.1  Change of Designations.  Either party may change its designations of
           ----------------------
an account, bank, or Thirty Party Service Provider by notice to the other party. Any such change shall be effective twenty-five (25) business days after notice of such change from the party entitled to make the original designation is received by the other party.

     10.2  Suspension of Operations.  Either party may suspend operations under
           ------------------------
this Agreement:

          (a) upon notice to the other party, in the event that the notifying party has a good faith belief that the information of either party may be materially threatened or compromised; or

          (b) if the performance of a party under this Agreement is delayed or prevented by an act of God, natural disaster, computer or communications failure or other cause beyond the affected party's reasonable control.

     10.3  Termination of  Agreement.  Either party may terminate this Agreement
           -------------------------
at any time upon ninety (90) days' notice to the other. Notwithstanding such termination, this Agreement shall remain in effect as to all funds transfers and Transaction Sets that have been initiated by the Originator and not canceled prior to termination of this Agreement.

11.  MISCELLANEOUS

     11.1  Notice.  Unless otherwise specified herein, any notice required or
           ------
permitted under this Agreement shall be communicated in the manner specified in Appendix 5 and addressed to the intended recipient at its notice address by notifying the other party. Either party may from time to time designate a different notice address by notifying the other party.

     11.2  Waiver.  No provision of this Agreement or any breach thereof shall
           ------
be deemed waived unless such waiver is in writing and signed/communicated by the party claimed to have waived such provision or breach. No waiver of a breach shall constitute a waiver or excuse any different or subsequent breach.

     11.3  Assignment.  This agreement is binding upon and inures to the benefit
           ----------
of the parties hereto and their respective successors and assigns. However, neither party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

     11.4  Choice of Law.  This Agreement is governed by and interpreted in
           -------------
accordance with the laws of the State of California.

     11.5  Conflict Rules.  In the event of any inconsistency between this
           --------------
Agreement and another agreement between the parties addressing the subject matter of this agreement, this agreement shall control. Any remittance instructions contained in purchase order from Originator are superseded by this Agreement. The parties agree to be bound by the rules of the funds-transfer system or other mechanism used to communicate a payment order.

     11.6  Entire Agreement.  This Agreement and the Appendix hereto constitute
           ----------------
the entire agreement of the parties relating to the matters specified in this Agreement and supersede all prior communications and agreements with respect to such matters.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ePills, Inc., a Delaware                Bergen Brunswig Drug Company,
corporation                             a California corporation


By: ____________________________        By: ________________________________

Name: __________________________        Name: ______________________________

Title: _________________________        Title: _____________________________

                                 APPENDIX

SECTION 1.  DESIGNATIONS

     1.1  Beneficiary's Bank
          ------------------


     ABA Transit Routing Number: ____________________

     Beneficiary's Account Number: __________________

     Administrative Contact: ________________________

     Special Instruction: ___________________________

     1.2  Third Party Service Providers.
          -----------------------------

          1.2.1 Originator's Third Party Service Provider:


          1.2.2 Beneficiary's Third Party Service Provider:


     1.3  Funds Transfer System or Other Mechanism
          ----------------------------------------

          Originator will pay Beneficiary via _____

     1.4  Business Agreement.
          ------------------

     The original Internet Fulfillment Services Agreement dated September 16, 1999 and any current addendum or extension.

     1.5  Allocation of Costs.
          -------------------

     1.6  Procedure for Payment Returns.
          -----------------------------

          Check payable to _________________________

SECTION 2.  TRANSACTION SETS

     2.1  Transaction Sets.
          ----------------

Transaction Set      Transaction Set      Method of       Acknowledgment
Function             Format               Communication   Requirement
-------------------  -------------------  -------------   -----------------

Remittance

Disallowance of Credits

Acknowledgment

Other Specify

     2.2  Remittance Information.
          ----------------------

     For each payment, the Remittance Information Transaction Set must contain the following specified data:

          (i) invoice number and date, (ii) invoice amount, (iii) discounts and allowances taken against each invoice, (iv) net amount paid on each invoice, and
(v) identification of adjustments.

     2.3  Receipt of Transaction Sets.
          ---------------------------

          A Transaction Set will not be deemed to have been properly received by the intended recipient, and no Transaction Set shall give rise to any obligation, until it is accessible to the receiving party at such party's receipt computer described below:

          2.3.1 Originator's computer make and model:_______________________
          __________________________________________________________________

          2.3.2 Beneficiary's computer make and model: ______________________
          ___________________________________________________________________

SECTION 3.  CONFIDENTIAL INFORMATION

     All data is to be kept confidential.

SECTION 4.  VERIFICATION AND SECURITY PROCEDURES

     All transactions by both parties (Originator and Beneficiary) are carried out through their respective banks. Appropriate verification and security procedures are the responsibility of each party and its bank.


SECTION 5.  NOTICE

     5.1  Originator Notice Address
          -------------------------
          ePills, Inc.
          5900 Hollis, Suite 0
          Emryville, CA 94608
          Attn:____________________


     5.2  Beneficiary Notice Address
          --------------------------

          Bergen Brunswig Drug Company
          4000 Metropolitan Drive
          Orange, CA 92668
          Attn: ___________________

          with a copy to:

          Bergen Brunswig Corporation
          4000 Metropolitan Drive
          Orange, California 92868
          Attn:  Executive Vice President,
          Chief Legal Officer & Secretary
          Facsimile: (714) 978-1148

     5.3  Method for Communication of Notice
          ----------------------------------

          The method for communication of notice shall be in written form.